Calculation of Filing Fee Tables
S-3
Alaunos Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, Preferred Stock, Debt Securities, Warrants	457(o)			$ 50,000,000.00	0.0001531	$ 7,655.00
Fees to be Paid	2	Equity	Common Stock (Purchase Shares)	457(o)			$ 594,816.00	0.0001531	$ 91.07
Fees to be Paid	3	Equity	Common Stock (issuable upon exercise of Warrant)	457(a)	79,900	$ 2.395	$ 191,360.50	0.0001531	$ 29.30
Fees to be Paid	4	Equity	Common Stock (issuable upon conversion of Series A-1 Convertible Preferred Stock)	457(a)	217,390	$ 2.395	$ 520,649.05	0.0001531	$ 79.71
Fees to be Paid	5	Equity	Common Stock (issuable upon conversion of Series A-2 Convertible Preferred Stock)	457(a)	227,170	$ 2.395	$ 544,072.15	0.0001531	$ 83.30
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 51,850,897.70		$ 7,938.38
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,938.38
Offering Note
[1]	(1) The amount to be registered and the proposed maximum offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). The securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act for the primary offering and Rule 457(c) for the shares issuable upon exercise of the warrant and conversion of preferred stock. (2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The offering price per share for the shares issuable upon exercise of the warrant and conversion of Series A-1 and Series A-2 Convertible Preferred Stock is based on the average of the high ($2.46) and low ($2.33) prices of the registrant's common stock as reported on The Nasdaq Capital Market on August 18, 2025, which is $2.395.

[2]	(1) The amount to be registered and the proposed maximum offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). The securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act for the primary offering and Rule 457(c) for the shares issuable upon exercise of the warrant and conversion of preferred stock. (2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The offering price per share for the shares issuable upon exercise of the warrant and conversion of Series A-1 and Series A-2 Convertible Preferred Stock is based on the average of the high ($2.46) and low ($2.33) prices of the registrant's common stock as reported on The Nasdaq Capital Market on August 18, 2025, which is $2.395. (3) Represents the maximum aggregate offering price for the resale of up to $594,816 of newly issued shares of common stock that may be issued to Mast Hill Fund, L.P. from time to time pursuant to the Equity Purchase Agreement, dated as of May 19, 2025.

[3]	(1) The amount to be registered and the proposed maximum offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). The securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act for the primary offering and Rule 457(c) for the shares issuable upon exercise of the warrant and conversion of preferred stock. (2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The offering price per share for the shares issuable upon exercise of the warrant and conversion of Series A-1 and Series A-2 Convertible Preferred Stock is based on the average of the high ($2.46) and low ($2.33) prices of the registrant's common stock as reported on The Nasdaq Capital Market on August 18, 2025, which is $2.395.

[4]	(1) The amount to be registered and the proposed maximum offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). The securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act for the primary offering and Rule 457(c) for the shares issuable upon exercise of the warrant and conversion of preferred stock. (2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The offering price per share for the shares issuable upon exercise of the warrant and conversion of Series A-1 and Series A-2 Convertible Preferred Stock is based on the average of the high ($2.46) and low ($2.33) prices of the registrant's common stock as reported on The Nasdaq Capital Market on August 18, 2025, which is $2.395.

[5]	(1) The amount to be registered and the proposed maximum offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). The securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act for the primary offering and Rule 457(c) for the shares issuable upon exercise of the warrant and conversion of preferred stock. (2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The offering price per share for the shares issuable upon exercise of the warrant and conversion of Series A-1 and Series A-2 Convertible Preferred Stock is based on the average of the high ($2.46) and low ($2.33) prices of the registrant's common stock as reported on The Nasdaq Capital Market on August 18, 2025, which is $2.395.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A